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                                  EXHIBIT 23(b)

                    Consent of Crowe, Chizek and Company LLP



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                                                                  Exhibit 23(b)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (a) the Registration Statement of Park National Corporation on Form S-8 (Registration No. 33-92060) dated March 5, 1995 and (b) the Registration Statement of Park National Corporation on Form S-4 (Registration No. 333-20417) effective March 20, 1997, of our report dated January 22, 1997, with respect to the consolidated balance sheet of First-Knox Banc Corp. as of December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1996, not included separately herein, which report is included in this Annual Report on Form 10-K of Park National Corporation for the fiscal year ended December 31, 1997.


                                               /s/ CROWE, CHIZEK AND COMPANY LLP

                                               Crowe, Chizek and Company LLP

Columbus, Ohio
March 19, 1998